AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2000.
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      -------------------------------------
                                ARIS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           WASHINGTON                                    91-1497147
(State or other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                 -----------------------------------------------

                              2229 112TH AVENUE NE
                         BELLEVUE, WASHINGTON 98004-2936
                                 (425) 372-2747
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                 -----------------------------------------------

                                ARIS CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                 -----------------------------------------------

                               DIANE GAMACHE, CPA
                              2229 112TH AVENUE NE
                         BELLEVUE, WASHINGTON 98004-2936
                                 (425) 372-2447
            (Name, Address and Telephone Number of Agent for Service)
                 -----------------------------------------------

                                   COPIES TO:
                             BRADLEY B. FURBER, ESQ.
                               DAREN H. NITZ, ESQ.
                    VAN VALKENBERG FURBER LAW GROUP P.L.L.C.
                         1325 FOURTH AVENUE, SUITE 1200
                         SEATTLE, WASHINGTON 98101-2509
                            TELEPHONE: (206) 464-0460
                            FACSIMILE: (206) 464-2857
                 -----------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                      PROPOSED        PROPOSED
                                                      MAXIMUM          MAXIMUM
                                         AMOUNT TO    OFFERING        AGGREGATE      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO        BE        PRICE PER       OFFERING     REGISTRATION
            BE REGISTERED              REGISTERED(1)  SHARE(2)        PRICE(2)         FEE(2)
==================================================================================================
Common Stock, without par value         300,000       $1.6525         $496,875        $131.18
==================================================================================================

        (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the ARIS Corporation 1998 Employee Stock Purchase Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

        (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon an estimated price per share of $1.6525 based on the average of the high ($1.75) and low ($1.5625) sales prices for the Registrant's Common Stock on December 19, 2000, as reported by the Nasdaq National Market.

                 -----------------------------------------------

                                EXPLANATORY NOTE


        Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 300,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Purchase Plan (File No. 333-40921 and File No. 333-93829) are incorporated by reference herein and the opinions and consents listed below are annexed hereto.

ITEM 8. EXHIBITS

        The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein:

EXHIBIT NO.    DESCRIPTION
-----------    -----------
    4.1        Amendment to the Aris Corporation 1998 Employee Stock Purchase
               Plan dated October 16, 2000.

    5.1 Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to legality of shares to be issued.

   23.1        Consent of Van Valkenberg Furber Law Group P.L.L.C. (Included in
               Exhibit 5.1).

   23.2        Consent of PricewaterhouseCoopers LLP, independent accountants.

   24.1 Power of Attorney (Included in the signature page to this Registration Statement).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 22nd day of December 2000.

                                      ARIS CORPORATION


                                      By: /s/ D. Gamache
                                          -----------------------------------
                                          Diane Gamache, CPA
                                          Chief Financial Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Kendall W. Kunz and Diane Gamache, or either of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                         TITLE                       DATE
         ---------                         -----                       ----
/s/  Kendall W. Kunz             President, Chief Executive       December 21, 2000
-----------------------------
Kendall W. Kunz                     Officer and Director
                               (Principle Executive Officer)


 /s/  D. Gamache                   Chief Financial Officer        December 21, 2000
-----------------------------
Diane Gamache, CPA                (Principle Financial and
                                     Accounting Officer)


 /s/  Paul Y. Song                  Chairman of the Board         December 21, 2000
-----------------------------
Paul Y. Song


 /s/  Bruce R. Kennedy                    Director                December 21, 2000
-----------------------------
Bruce R. Kennedy


 /s/  Kenneth A. Williams                 Director                December 21, 2000
-----------------------------
Kenneth A. Williams


 /s/  Barry L. Rowan                      Director                December 21, 2000
-----------------------------
Barry L. Rowan

                                INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION
-----------    -----------
    4.1        Amendment to the Aris Corporation 1998 Employee Stock Purchase
               Plan dated October 16, 2000.

    5.1 Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to legality of shares to be issued.

   23.1        Consent of Van Valkenberg Furber Law Group P.L.L.C. (Included in
               Exhibit 5.1).

   23.2        Consent of PricewaterhouseCoopers LLP, independent accountants.

   24.1 Power of Attorney (Included in the signature page to this Registration Statement).